Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-261221) of TMC the metals company Inc. of our report dated March 25, 2022, with respect to the consolidated financial statements of TMC the metals company Inc., included in this Annual Report on Form 10-K of TMC the metals company Inc. for the year ended December 31, 2021.

Vancouver, Canada	/s/ Ernst & Young LLP
March 25, 2022	Chartered Professional Accountants